UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

June 3, 2013
Date of Report
(Date of earliest event reported)

Defense Industries International, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-30105	84-1421483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hamefalsim Street, Petach Tikva 49514, Israel
(Address of principal executive offices and zip code)

                    (011) 972-3-7168383
(Registrant’s telephone number, including area code)

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On June 3, 2013, the Registrant entered into a letter agreement with Dr. Elie Gugenheim (“Dr. Gugenheim”) amending the Subscription Agreement entered into by the parties on March 7, 2013, in anticipation of entering into a share purchase agreement (the “SPA”) with respect to the investment by Dr. Gugenheim, or his assigns, of up to $3 million to purchase 18,297,848 shares of common stock, par value of $.0001 of the Registrant at an average price per share of $0.164, extending the time period for completing the SPA from June 5, 2013 to September 9, 2013 and entering into the Second Tranche from August 31, 2013 to September 9, 2013.

For a more complete description of the proposed transaction see the Registrant’s Form 8-K filed March 12, 2013.

Item 9.01.    Financial Statements and Exhibits

(d)           Exhibits

10.3	Letter Agreement between Dr. Elie Gugenheim and Defense Industries International, Inc. dated June 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 4, 2013	DEFENSE INDUSTRIES INTERNATIONAL, INC.
(Registrant)

By /s/Uri Nissani
Name: Uri Nissani
Chief Executive Officer and
President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.3	Letter Agreement between Dr. Elie Gugenheim and Defense Industries International, Inc. dated June 3, 2013